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                                                           Exhibit (d)(2)(u)(ii)

                               AMENDED SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of the ING Investors Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

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
SERIES                                                                           RATE
------                                                                           ----
ING Capital Guardian Small/Mid Cap Portfolio,                0.750% first $750 million in combined assets of
ING Eagle Asset Capital Appreciation Portfolio,                                these Series
ING Global Resources Portfolio,                                         0.700% next $1.25 billion
ING T. Rowe Price Capital Appreciation Portfolio,                        0.650% next $1.5 billion
ING T. Rowe Price Equity Income Portfolio,                      0.600% on assets in excess of $3.5 billion
ING Van Kampen Growth and Income Portfolio,
ING Van Kampen Real Estate Portfolio, and
ING Wells Fargo Mid Cap Disciplined Portfolio

ING AllianceBernstein Mid Cap Growth Portfolio and           0.850% first $250 million in combined assets of
ING Marsico Growth Portfolio                                                   these Series
                                                                         0.800% next $400 million
                                                                         0.750% next $450 million
                                                                0.700% on assets in excess of $1.1 billion

ING Capital Guardian U.S. Equities Portfolio                           0.750% on first $500 million
                                                                       0.700% on next $250 million
                                                                       0.650% on next $500 million
                                                               0.600% on assets in excess of $1.25 billion

ING Evergreen Health Sciences Portfolio                              0.750% on the first $500 million
                                                                0.700% on assets in excess of $500 million

ING Evergreen Omega Portfolio                                        0.600% on the first $750 million
                                                                       0.550% on next $750 million
                                                                         0.500% on next $5 billion
                                                                         0.475% on next $5 billion
                                                                         0.455% on next $5 billion
                                                                         0.440% on next $5 billion
                                                               0.430% on assets in excess of $21.5 billion

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
SERIES                                                                           RATE
------                                                                           ----
ING FMR(SM) Diversified Mid Cap Portfolio(1)                     0.650% on first $800 million in assets
                                                               0.600% on the next $700 million in assets
                                                                0.58% on assets in excess of $1.5 billion

ING Goldman Sachs Tollkeeper(SM) Portfolio                        1.350% on first $1 billion in assets
                                                               1.250% of assets in excess of $1 billion

ING International Portfolio                                       1.000% of first $500 million of assets
                                                                0.800% on assets in excess of $500 million

ING Janus Contrarian Portfolio and                          0.810% on first $250 million in combined assets of
ING Legg Mason Value Portfolio                                                 these Series
                                                                       0.770% on next $400 million
                                                                       0.730% on next $450 million
                                                                0.670% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio                                      1.000% on first $50 million
                                                                       0.950% on next $200 million
                                                                       0.900% on next $250 million
                                                                0.850% on assets in excess of $500 million

ING JPMorgan Emerging Markets Equity Portfolio                                    1.250%

ING JPMorgan Small Cap Equity Portfolio                                0.900% on first $200 million
                                                                       0.850% on next $300 million
                                                                       0.800% on next $250 million
                                                                0.750% on assets in excess of $750 million

ING Limited Maturity Bond Portfolio and                     0.350% on first $200 million in combined assets of
ING Liquid Assets Portfolio                                                    these Series
                                                                       0.300% on next $300 million
                                                                0.250% on assets in excess of $500 million

ING Mercury Large Cap Value Portfolio                                  0.800% on first $500 million
                                                                       0.750% on next $250 million
                                                                       0.700% on next $500 million
                                                                       0.650% on next $750 million
                                                                 0.600% on assets in excess of $2 billion


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(1)  For purposes of calculating fees under this Agreement, the assets of ING
     FMR(SM) Diversified Mid Cap Portfolio shall be aggregated with the assets of ING UBS U.S. Allocation Portfolio.

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
SERIES                                                                          RATE
------                                                                          ----
ING Mercury Large Cap Growth Portfolio                                 0.800% on first $500 million
                                                                       0.750% on next $250 million
                                                                       0.700% on next $500 million
                                                                       0.650% on next $750 million
                                                                 0.600% on assets in excess of $2 billion

ING MFS Mid Cap Growth Portfolio,                           0.750% on first $250 million in combined assets in
ING MFS Total Return Portfolio, and                                            these Series
ING Oppenheimer Main Street Portfolio(R)                               0.700% on next $400 million
                                                                       0.650% on next $450 million
                                                                0.600% on assets in excess of $1.1 billion

ING PIMCO Core Bond Portfolio                                          0.750% on first $100 million
                                                                       0.650% on next $100 million
                                                                0.550% on assets in excess of $200 million

ING PIMCO High Yield Portfolio                                                    0.490%

ING Pioneer Fund Portfolio                                             0.750% on first $500 million
                                                                       0.700% on next $500 million
                                                                            0.650% thereafter

ING Pioneer Mid Cap Value Portfolio                                               0.640%

ING Lord Abbett Affiliated Portfolio and                    0.750% on first $500 million in combined assets of
ING Salomon Brothers All Cap Portfolio                                         these series
                                                                       0.700% on next $250 million
                                                                       0.650% on next $500 million
                                                               0.600% on assets in excess of $1.25 billion

ING Stock Index Portfolio                                                         0.260%

ING Templeton Global Growth Portfolio                                  0.960% on first $250 million
                                                                       0.860% on next $250 million
                                                                0.760% on assets in excess of $500 million

ING Van Kampen Equity Growth Portfolio                                   0.650% first $1 billion
                                                                 0.600% on assets in excess of $1 billion

ING Van Kampen Global Franchise Portfolio                               1.000% first $250 million
                                                                         0.900% next $250 million
                                                                0.750% on assets in excess of $500 million
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
SERIES                                                                          RATE
------                                                                          ----
ING UBS U.S. Allocation Portfolio(1)                                   0.750% of first $500 million
                                                                       0.700% of next $250 million
                                                                       0.650% of next $500 million
                                                               0.600% on assets in excess of $1.25 billion